Exhibit 5.2

November 15, 2007

Hughes Communications, Inc.

Hughes Network Systems, LLC

HNS Finance Corp.

Subsidiary Guarantors Listed on Schedule A to the Registration Statement

11717 Exploration Lane

Germantown, Maryland 20876

Re:	Registration Statement on Form S-3
File No. 333-145251

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary to Hughes Communications, Inc., a Delaware corporation (“HCI”), and have acted as counsel to each of HCI, Hughes Network Systems, LLC, a Delaware limited liability company (“HNS”), HNS Finance Corp., a Delaware corporation, and the subsidiary guarantors listed on Schedule A to the Registration Statement (as defined below) (the “Subsidiary Guarantors,” and together with HCI, HNS and HNS Finance, the “Registrants”), in connection with the Registration Statement on Form S-3, as amended (File No. 333-145251) (the “Registration Statement”), filed by the Registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) up to $150,000,000 aggregate initial offering price by the Registrants of securities (the “Securities”) consisting of (a) shares of HCI’s common stock, par value $0.001 per share (the “Common Stock”), (b) shares of HCI’s Preferred Stock, par value $0.001 per share, (c) unsecured debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities (collectively, the “Debt Securities”), (d) in the case of Debt Securities co-issued by HNS and HNS Finance, guarantees by HCI and, as applicable by one or more Subsidiary Guarantors of the applicable Debt Securities and in the case of Debt Securities issued by HCI, any guarantees thereunder and (e) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities, or any combination of the foregoing, and (ii) up to $25,000,000 aggregate initial offering price by the selling stockholders (the “Selling Stockholders”) to be identified in one or more Prospectus Supplements of (a) shares of Common Stock currently held by certain of the Selling Stockholders (the “Existing Secondary Shares”), (b) shares of Common Stock to be issued to certain of the Selling Stockholders upon the exchange of Class B units of HNS (the “Exchange Secondary Shares”) pursuant to each of the Restricted Unit Purchase Agreements between HNS and the Selling Stockholders party thereto (each, as amended on the date hereof, the “Restricted Unit Purchase Agreement”) and (c) shares of Common Stock to be issued to certain of the Selling Stockholders upon conversion of options and other convertible securities awarded (the “Plan Secondary Shares”) under

Hughes Communications, Inc.

November 15, 2007

HCI’s 2006 Equity and Incentive Plan (the “Plan”), each on the terms to be determined at the time of each offering. The Existing Secondary Shares, the Exchange Secondary Shares and the Plan Secondary Shares are collectively referred to in this opinion letter as the “Secondary Shares.” The Secondary Shares may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements, pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have examined originals or copies certified or otherwise identified to my satisfaction of such corporate and limited liability company records of each of HCI and HNS and other certificates and documents of officials of each of HCI and HNS, public officials and others as I have deemed appropriate for purposes of this letter. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all copies submitted to me as conformed, certified or reproduced copies and that the Exchange Secondary Shares and the Plan Secondary Shares, when issued, will conform to the specimen Common Stock certificate filed as an exhibit to the Registration Statement.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, I am of the opinion that:

(1)	The Existing Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(2)	The Exchange Secondary Shares, when issued and delivered by HCI in accordance with the terms of the applicable Restricted Unit Purchase Agreement, with Common Stock certificates representing such Exchange Secondary Shares having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book entry notations for the issuance thereof in uncertificated form having been duly made in the share register of HCI, will have been duly authorized and validly issued and will be fully paid and non-assessable.

(3)	The Plan Secondary Shares, when issued and delivered by HCI in accordance with the terms of the Plan, with Common Stock certificates representing such Plan Secondary Shares having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book entry notations for the issuance thereof in uncertificated form having been duly made in the share register of HCI, will have been duly authorized and validly issued and will be fully paid and non-assessable.

Hughes Communications, Inc.

November 15, 2007

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. With respect to the opinions in paragraphs (1) through (3) above, I have assumed that, in the case of each offering and sale of Secondary Shares, (i) the Registration Statement, including any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Secondary Shares; (iii) such Secondary Shares will have been issued and sold in compliance with applicable United States federal and state securities laws and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iv) at the time of the issuance of the Exchange Secondary Shares and the Plan Secondary Shares, HCI will validly exist and be duly qualified and in good standing under the laws of the State of Delaware and (b) HCI will have the necessary corporate or other power and due authorization.

B. I express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law, which includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

C. This opinion letter is limited to the matters stated herein and no opinion is to be inferred or implied beyond the opinions set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based in a change in the law, a change in any fact relating to HCI or HNS or any other person or any other circumstance.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dean A. Manson
Dean A. Manson Senior Vice President, General Counsel and Secretary Hughes Communications, Inc.